UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 19, 2014

Cadiz Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-12114 (Commission File Number)	77-0313235 (IRS Employer Identification No.)
550 South Hope Street, Suite 2850, Los Angeles, California (Address of principal executive offices)	90071 (Zip Code)

Registrant’s telephone number, including area code:  (213) 271-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

    On December 19, 2014, Cadiz Inc. (“the Company”) and the San Luis Water District (“SLWD”) executed a Water Purchase and Sale Agreement (“PSA”) for an annual supply of 10,000 acre-feet of water from the Company’s Cadiz Valley Water Conservation, Recovery and Storage Project (“Project”).

    Under the terms of the agreement, SLWD will pay nine hundred and sixty dollars ($960) per acre-foot (“AF”) of Project water delivered to its facilities each year.  The payment will be adjusted annually in accordance with the Bureau of Labor Statistics Water and Sewer Maintenance Index up to a maximum of five percent (5%) per year. In addition, SLWD  obtained the right to acquire specified carry-over storage rights in the Project for $1,500 per AF and an annual management fee of $20 per AF of acquired storage capacity.

    Any delivery of the water from the Project to SLWD will require an exchange with the Metropolitan Water District of Southern California (“MWD”) or another eligible State Water Project contractor.  Terms of any exchange will be finalized prior to commencement of Project construction in compliance with MWD’s specifications.

    A copy of the agreement is attached hereto as Exhibit 10.1.

Item 9.01     Financial Statements and Exhibits.

(d)               Exhibits.

Exhibit No.	Description

10.1	Form of Water Purchase and Sale Agreement, dated as of December 19, 2014, by and between Cadiz Inc. and San Luis Water District.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cadiz Inc.

By:	/s/ Timothy J. Shaheen
Timothy J. Shaheen
Chief Financial Officer

Date:  December 22, 2014